Exhibit 10.26




              CONSOLIDATED FREIGHTWAYS CORPORATION
                             AMENDED
            DEFERRED COMPENSATION PLAN FOR EXECUTIVES



                        TABLE OF CONTENTS


                                                             Page

Preamble                                                        1

ARTICLE 1 Definitions                                           1

     1.1  Account Balance                                       1
     1.2  Annual Bonus                                          1
     1.3  Annual Deferral Amount                                1
     1.4  Base Annual Salary                                    2
     1.5  Beneficiary                                           2
     1.6  Beneficiary Designation Form                          2
     1.7  Board                                                 2
     1.8  Change in Control                                     2
     1.9  Claimant                                              3
     1.10 Code                                                  3
     1.11 Committee                                             3
     1.12 Company                                               3
     1.13 Disability                                            3
     1.14 Election Form                                         3
     1.15 Employer                                              3
     1.16 Moody's Seasoned Corporate Bond Rate                  3
     1.17 Participant                                           3
     1.18 Plan                                                  3
     1.19 Plan Agreement                                        3
     1.20 Plan Entry Date                                       4
     1.21 Plan Year                                             4
     1.22 Pre-Retirement Distribution                           4
     1.23 Pre-Retirement Survivor Benefit                       4
     1.24 Retirement                                            4
     1.25 Retirement Benefit                                    4
     1.26 Termination Benefit                                   4
     1.27 Termination of Employment                             4
     1.28 Unforeseeable Financial Emergency                     4

ARTICLE 2 Selection, Enrollment, Eligibility                    4

     2.1  Selection by Committee                                4
     2.2  Enrollment Requirement                                4
     2.3  Commencement of Participation                         5

ARTICLE 3 Deferral Commitments/Returns                          5

     3.1  Minimum Deferral.                                     5
     3.2  Maximum Deferral                                      5
     3.3  Election to Defer                                     5
     3.4  Withholding of Deferral Amounts                       6
     3.5  FICA Tax                                              6
     3.6  Returns Prior to Distribution                         6
     3.7  Date on Which Crediting Occurs                        6
     3.8  Returns and Installment Distributions                 6
     3.9  Statement of Accounts                                 7

ARTICLE 4 Pre-Retirement Distribution/ Unforeseeable
     Financial Emergencies                                      7

     4.1  Pre-Retirement Distributions                          7
     4.2  Withdrawal Payout/Suspensions for Unforeseeable
          Financial Emergencies                                 7

ARTICLE 5 Retirement Benefit                                    8

     5.1  Retirement Benefit                                    8
     5.2  Payment of Retirement Benefit                         8
     5.3  Death Prior to Completion of Retirement Benefit       8

ARTICLE 6 Pre-Retirement Survivor Benefit                       9

     6.1  Pre-Retirement Survivor Benefit                       9
     6.2  Payment of Pre-Retirement Survivor Benefit            9

ARTICLE 7 Termination Benefit                                   9

     7.1  Termination Benefit                                   9
     7.2  Payment of Termination Benefit                        9

ARTICLE 8 Disability Waiver and Benefit                         9

     8.1  Disability Waiver                                     9
     8.2  Disability Benefit                                   10

ARTICLE 9 Beneficiary Designation                              10

     9.1  Beneficiary                                          10
     9.2  Beneficiary Designation                              10
     9.3  Spousal Consent                                      10
     9.4  No Beneficiary Designation                           10
     9.5  Doubt as to Beneficiaries                            10
     9.6  Discharge of Obligations                             10

ARTICLE 10                                       Leave of Absence     11

     10.1 Paid Leave of Absence                                11
     10.2 Unpaid Leave of Absence                              11

ARTICLE 11                 Termination, Amendment or Modification     11

     11.1 Termination                                          11
     11.2 Amendment                                            11
     11.3 Effect of Payment                                    11

ARTICLE 12                                         Administration     12

     12.1 Committee Duties                                     12
     12.2 Agents                                               12
     12.3 Binding Effect of Decisions                          12
     12.4 Indemnification                                      12

ARTICLE 13                                      Claims Procedures     12

     13.1 Presentation of Claim                                12
     13.2 Notification of Decision                             13
     13.3 Review of a Denied Claim                             13
     13.4 Decision on Review                                   13
     13.5 Legal Action                                         14

ARTICLE 14                                          Miscellaneous     14

     14.1 Unsecured General Creditor                           14
     14.2 Employer's Liability                                 14
     14.3 Company's Liability                                  14
     14.4 Nonassignability                                     14
     14.5 Not a Contract of Employment                         14
     14.6 Furnishing Information                               15
     14.7 Captions                                             15
     14.8 Governing Use                                        15
     14.9 Pronouns                                             15
     14.10                                                 Notice     15
     14.11                                             Successors     15
     14.12                                      Spouse's Interest     15
     14.13                                            Incompetent     15
     14.14                  Distribution in the Event of Taxation     16
     14.15                           Legal Fees To Enforce Rights     16
     14.16                                 Payment of Withholding     16
     14.17                       Coordination with Other Benefits     16

              CONSOLIDATED FREIGHTWAYS CORPORATION
                             AMENDED
            DEFERRED COMPENSATION PLAN FOR EXECUTIVES





                            Preamble

     The purpose of this Plan is to enhance the motivational value of the salaries and incentive compensation of a select group of management and highly compensated employees who contribute materially to the continued growth, development and future business success of the Company and its subsidiaries by providing them the opportunity to defer cash compensation. The Plan is intended to aid the Company and its subsidiaries in attracting and retaining key employees and give them an incentive to increase the profitability of the Company and its subsidiaries. Therefore, the Company adopts this Amended Plan effective January 1, 2001 as follows:

                            ARTICLE 1

                           Definitions

     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1  "Account Balance

     " means the sum of (i) the total of a Participant's Annual Deferral Amounts, plus (ii) the return credited in accordance with the Plan, reduced (iii) by all distributions made in accordance with the terms and conditions of this Plan. The Account Balance shall include the amounts deferred under the Prior Plan which shall be distributed under the terms of this Plan and in accordance with any applicable elections of time and form of payment made by the Participant at the time of deferral under the Prior Plan. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

1.2  "Annual Bonus

     " means any bonus or incentive compensation earned by a Participant in each Plan Year under all cash bonus and incentive plans of the Company, and any subsidiary, whether or not paid in such Plan Year.

1.3  "Annual Deferral Amount

     " means that portion of a Participant's Base Annual Salary and Annual Bonus that a Participant elects to have and is deferred, in accordance with Article 3, for any one Plan Year. In the event of Retirement, Disability, death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.4  "Base Annual Salary

     " means a Participant's base annual salary that is to be paid to a Participant for each Plan Year, determined as of the first day of that year, excluding bonuses, commissions, overtime, incentive payments, non-monetary awards, and other fees, before reduction for compensation deferred pursuant to all qualified, nonqualified and Internal Revenue Code
     Section 125 plans of the Company or any subsidiary.

1.5  "Beneficiary

     " means one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6  "Beneficiary Designation Form

     " means the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.7  "Board

     " means the Board of Directors of the Company.

1.8  "Change in Control

     " means a change in control of the Company described as follows:

     (a) Any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")) is or becomes the "beneficial owner" (as that term is used in Rule 13(d)3 of the Exchange Act), directly or indirectly, of 20% or more of the total voting power of all classes of such stock of the Company then outstanding which is normally entitled to vote in the election of directors, provided that such 20% shall be 40% with respect to any "employee benefit plan" (as such term is defined in section 3(3) of the Employee Retirement Income Security Act of 1974) maintained by the Company, or any subsidiary, or trust vehicle maintained thereunder;

(b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board (together with any new director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved) cease for any reason to constitute at least a majority thereof;
(c) The consolidation or merger of the Company with or into another corporation or the conveyance, transfer or lease by the Company of all or substantially all of its assets to any person, or the consolidation or merger of any other corporation with or into the Company, in either event pursuant to a transaction in which voting stock of the Company is changed into or exchanged for cash, securities or other property, provided that any such transaction that is between the Company and its subsidiaries or between any of its subsidiaries, or involves the exchange of the Company's voting stock as consideration in the acquisition of another business or businesses (without change or exchange of the Company's outstanding voting stock into or for cash, securities or other property) shall be excluded from the operation of this clause; or
(d) The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.
1.9  "Claimant

     "  means  any  Participant  or  Beneficiary  of  a  deceased
     Participant  who  makes  a  claim  for  determination  under
     Section 13.1.

1.10 "Code

     " means the Internal Revenue Code of 1986, as amended.

1.11 "Committee

     " means the Compensation Committee of the Board or its delegates.

1.12 "Company

     " means Consolidated Freightways Corporation, a Delaware corporation.

1.13 "Disability

     " means a disability for which a Participant qualifies for benefits under the Consolidated Freightways Corporation
     Extended Sick Pay Plan as it may be amended from time to time.

1.14 "Election Form

     " means the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.15 "Employer

     " means the Company or any of its subsidiaries that employs a Participant.

1.16 "Moody's Seasoned Corporate Bond Rate

     ," means the arithmetic average of yields of representative bonds, including industrials, public utilities, Aaa, Aa, A and Baa bonds as published by Moody's Investors Service, Inc. or any successor to that service. For each Plan Year, this rate shall be determined by the Committee using the rate most recently published prior to the last day of the November preceding the Plan Year.

1.17 "Participant

     "  for  any  Plan  Year means any employee  of  an  Employer
     (i) who is selected to participate in the Plan for such Plan Year by the Committee, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form and returns such documents to the Committee within the time required by the Committee, but in no event later than the Plan Entry Date, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan on his Plan Entry Date, and (vi) whose participation has not terminated.

1.18 "Plan

     "   means  the  Company's  Deferred  Compensation  Plan  for
     Executives,  evidenced by this instrument and by  each  Plan
     Agreement, as amended from time to time.

1.19 "Plan Agreement

     " means a written agreement, as may be amended from time to time, which is entered into by and between the Company and a Participant.

1.20 "Plan Entry Date

     " means the date on which an employee selected by the Committee to participate in the Plan commences participation in the Plan in accordance with Article 2. The Plan Entry Date shall be January 1 of the Plan Year following selection by the Committee. If an employee is first selected for participation in the Plan subsequent to January 1 of a Plan Year, but prior to July 1, the Committee may, in its sole discretion, authorize a Plan Entry Date for that Plan Year of July 1.

1.21 "Plan Year

     " means the period beginning on January 1 of each year (or, in certain limited cases, July 1) and continuing through December 31 of that year.

1.22 "Pre-Retirement Distribution

     " means the payout set forth in Section 4.1 below.

1.23 "Pre-Retirement Survivor Benefit

     " means the benefit set forth in Article 6 below.

1.24 "Retirement

     ", "Retires" or "Retired" means early retirement having attained at least age 55 and completed at least 10 years of service as defined in the Consolidated Freightways Corporation Pension Plan, or normal retirement under such Pension Plan.

1.25 "Retirement Benefit

     " means the benefit set forth in Article 5.

1.26 "Termination Benefit

     " means the benefit set forth in Article 7.

1.27 "Termination of Employment

     " means the ceasing of employment with the Company and its subsidiaries, voluntarily or involuntarily, for any reason other than Retirement, Disability or death.

1.28 "Unforeseeable Financial Emergency

     " means an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

                            ARTICLE 2

               Selection, Enrollment, Eligibility

2.1  Selection by Committee

     . Participation in the Plan shall be limited to a select group of management and highly compensated employees (employees whose Base Annual Salary is equal to or exceeds $100,000) of the Company and its subsidiaries. From that group, the Committee shall select for each Plan Year, in its sole discretion, those employees eligible to participate in the Plan for that Plan Year.

2.2  Enrollment Requirement

     . As a condition to participation, a selected employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form for each Plan Year. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3  Commencement of Participation

     . Provided an employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Committee, that employee shall commence participation in the Plan on the Plan Entry Date that immediately follows his election to participate in the Plan.

     ARTICLE 3


                  Deferral Commitments/Returns

3.1  Minimum Deferral.

     (a) Minimum. To defer compensation under the Plan in any Plan Year, a Participant must elect to defer a minimum of $2,000 of Base Annual Salary, or a minimum of $2,000 of Annual Bonus.

     (b)  Short  Participation  Year.  If  a  Participant's  Plan
          Entry Date is July 1 of any Plan Year, he must defer a minimum of $1,000 of Base Annual Salary or a minimum of $1,000 of Annual Bonus.

3.2  Maximum Deferral

     . For each Plan Year, a Participant may defer up to 100% of his Base Annual Salary stated as a dollar amount and up to 100% of his Annual Bonus stated as a percentage amount. The amount of Base Annual Salary and/or Annual Bonus that a Participant elects to defer shall be reduced by the Committee, without the consent of the affected Participant, to the extent necessary to provide for (i) other deferrals of Base Annual Salary and/or Annual Bonus, as the case may be, by such Participant under all qualified and nonqualified plans of the Company or any subsidiary and Code Section 125 plans of the Company or any subsidiary, (ii) any taxes that are required to be withheld with respect to deferrals under the Plan, and (iii) any other amounts deducted from Base Annual Salary and/or Annual Bonus pursuant to applicable law or authorization by Participant.

3.3  Election to Defer

     . In connection with a Participant's first participation in the Plan, the Participant shall make a deferral election by delivering to the Committee a completed and signed Election Form at least 20 days prior to the intended Plan Entry Date, which election form must be accepted by the Committee prior to the Plan Entry Date for a valid election to exist. The Committee shall notify a Participant within ten days of its receipt of the Election Form if the Committee rejects the Election Form. For each succeeding Plan Year, a new
     Election Form must be delivered to and accepted by the Committee, in accordance with the rules set forth above, before the end of the Plan Year preceding the Plan Year for which the election is made. If the Election Form is not delivered prior to the Plan Entry Date for a Plan Year, no Annual Deferral Amount shall be deferred for that Plan Year.

3.4  Withholding of Deferral Amounts

     . For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld each payroll period in equal amounts from the Participant's Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time or times the Annual Bonus is or otherwise would be paid to the Participant.

3.5  FICA Tax

     . Any applicable FICA and other payroll taxes on amounts deferred under this Article shall be withheld from that portion of the Participant's Base Annual Salary and Annual Bonus that is not being deferred. If necessary, the Committee shall reduce the amount of Base Annual Salary and/or Annual Bonus deferred, in order to comply with this
     Section 3.5.

3.6  Returns Prior to Distribution

     . Prior to any distribution of benefits under Articles 4, 5, 6, or 7, returns shall be credited to a Participant's Account Balance and compounded annually on a Participant's Account Balance as though the Annual Deferral Amount for that Plan Year was withheld on the Participant's Plan Entry Date. The rate of return on the Account Balance for each Plan Year shall be the Moody's Seasoned Corporate Bond Rate, or such other rate as the Committee may determine in its sole discretion prior to the beginning of a Plan Year. In the event of Retirement, death or a Termination of Employment prior to the end of a Plan Year, that Plan Year's return will be calculated using a fraction of a full Plan Year's return, based on the number of days that Participant was employed with the Employer during the Plan Year prior to the occurrence of such event.

3.7  Date on Which Crediting Occurs

     . Account Balances will be credited with returns in accordance with Section 3.6 up to the date of distribution for a lump sum payment and up to the first date of distribution for installment payments. For purposes of crediting subsequent returns in the event that installment payments are made, the Account Balance shall be reduced as of the day on which the distribution is made.

3.8  Returns and Installment Distributions

     .   In  the  event  a  benefit is paid  in  installments,  a
     Participant's unpaid Account Balance shall be credited as follows:

     (a)  Crediting.  For each Plan Year, the undistributed Account
          Balance shall be credited with a return equal to the Moody's Seasoned Corporate Bond Rate or such higher rate as the Committee may determine in its sole discretion prior to the beginning of a Plan Year. Returns shall start to accrue under this Section 3.8 as of the date that returns cease to accrue under Section 3.7 above.

(b) Installments. The installment payments shall be determined by dividing the Participant's Account Balance at the time of the commencement of the installment payments by the number of payments over the installment period. Each payment determined above will be considered the principal portion of the installment payment. In addition, each installment payment will include a return calculated for the preceding quarter using the rate determined in Section 3.8(a) above. Installment payments shall commence on the first day of the quarter following the first full quarter following such Participant's date of Retirement, or when permitted by the Committee in its sole discretion, Termination of Employment or death. All additional installment payments shall be paid on the first day of the remaining calendar quarters of the payment period.
3.9  Statement of Accounts

     . The Committee shall send to each Participant, within 120 days after the close of each Plan Year, a statement in such form as the Committee deems desirable setting forth the balance standing to the credit of each Participant in his Account Balance.

                            ARTICLE 4

                  Pre-Retirement Distribution/
               Unforeseeable Financial Emergencies

4.1  Pre-Retirement Distributions

     . In connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future distribution from the Plan with respect to that Annual Deferral Amount prior to Retirement. This Pre-Retirement Distribution shall be a lump sum payment in an amount, as chosen by the Participant on the Election Form prior to making the applicable year's deferral, that is equal to either (a) the Annual Deferral Amount, or (b) the sum of:
     (i) the Annual Deferral Amount and (ii) returns credited in accordance with Section 3.6 above. If a Participant elects to receive only the Annual Deferral Amount, the returns credited on the Annual Deferral Amount shall be distributed to the Participant (or, in the case of the Participant's death, to the Participant's Beneficiary) in accordance with Articles 5, 6, and 7. The Pre-Retirement Distribution shall be paid within 60 days of the first day of the Plan Year chosen by the Participant on the Election Form for distribution. The earliest date that a Participant may receive a Pre-Retirement Distribution is three (3) years after the first day of the Plan Year in which the Annual Deferral Amount is actually deferred.

4.2  Withdrawal  Payout/Suspensions for  Unforeseeable  Financial
     Emergencies

     . If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to
     (i)  suspend  any  deferrals  required  to  be  made  by   a
     Participant and/or (ii) receive a partial or full payout from the Plan. The Committee may, in its sole discretion, accept or deny such petition. Any payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. The suspension shall continue for such period of time and/or the reinstatement of deferrals shall occur at a date, as specified by the Committee, in its sole discretion. If reinstated, the deduction in each pay period shall not exceed that made immediately prior to the suspension. If the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.

4.3  Withdrawal   Election.   A   Participant   (or,   after    a
     Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all or part of his or her Account Balance, less a withdrawal penalty equal to ten percent (10%) of such amount (the net amount shall be referred to as the "Withdrawal
     Amount").   In  the  case of a full withdrawal  made  before
     Retirement, Disability, or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. The minimum amount of any partial withdrawal shall be $25,000. A withdrawal election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within sixty (60) days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan for the remainder of the Plan Year.

                            ARTICLE 5

                       Retirement Benefit

5.1  Retirement Benefit

     .   A Participant who Retires shall receive, as a Retirement
     Benefit, his Account Balance.

5.2  Payment of Retirement Benefit

     . A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or in quarterly payments over a period of five (5), ten (10), fifteen (15), or twenty (20) years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least two (2) years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made no later than sixty (60) days after the Participant's Retirement. Any installment payments shall be made in accordance with Section 3.8.

5.3  Death Prior to Completion of Retirement Benefit

     . If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (i) over the remaining number of calendar quarters and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (ii) the then current Account Balance as of the date of death, in a lump sum, if allowed in the sole discretion of the Committee.

                            ARTICLE 6

                 Pre-Retirement Survivor Benefit

6.1  Pre-Retirement Survivor Benefit

     . If a Participant dies before he Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2  Payment of Pre-Retirement Survivor Benefit

     . The Pre-Retirement Survivor Benefit shall be the then current Account Balance as of the date of death, paid in a lump sum or, in the Committee's sole discretion, in installments according to the original election of the Participant. The lump sum payment shall be made within
     60   days  of  the  Committee's  receiving  proof   of   the
     Participant's death.

                            ARTICLE 7

                       Termination Benefit

7.1  Termination Benefit

     . If a Participant experiences a Termination of Employment prior to his Retirement, death or Disability, the Participant shall receive a Termination Benefit which shall be equal to the Participant's Account Balance determined as of the date of his Termination of Employment.

7.2  Payment of Termination Benefit

     . The Termination Benefit shall be the then current Account Balance as of the date of Termination of Employment, paid in a lump sum or installments as the Participant originally designated in the applicable Election Form(s), or paid in a lump sum within 60 days of the Termination of Employment if the Participant so elected in the applicable Election Form(s). Notwithstanding the foregoing, if the Participant incurs a Termination of Employment within one year after a Change in Control, the Termination Benefit shall be paid in a lump sum within 20 days of the Termination of Employment.

                            ARTICLE 8

                  Disability Waiver and Benefit

8.1  Disability Waiver

     . A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary or Annual Bonus for the Plan Year or portion thereof during which the Participant has a Disability.

8.2  Disability Benefit

     . A Participant suffering a Disability shall for benefit purposes under this Plan, continue to be considered an employee and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding, the Committee shall have the right, in its sole discretion, to terminate a Participant's participation in the Plan at any time during which such Participant has a Disability and pay the Account Balance in a lump sum.

                            ARTICLE 9

                     Beneficiary Designation

9.1  Beneficiary

     . Each Participant shall designate a Beneficiary to receive any benefits payable under the Plan upon the Participant's death.

9.2  Beneficiary Designation

     . A Participant shall designate his Beneficiary by completing and signing the Beneficiary Designation Form, and submitting it to the Committee or its delegate. A Participant shall have the right to change a Beneficiary at any time without the consent of the Beneficiary, by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. Upon the receipt by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant with the Committee prior to his death.

9.3  Spousal Consent

     . In the case of a married Participant, if the Participant names someone other than his spouse as a primary Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. No consent is required if it is established to the satisfaction of the Committee that consent cannot be obtained because the spouse cannot be located.

9.4  No Beneficiary Designation

     . If a Participant fails to designate a Beneficiary as provided above, the Participant's designated Beneficiary shall be deemed to be his surviving spouse. If the Participant has no surviving spouse, the benefits otherwise payable to a Beneficiary shall be paid to the Participant's estate.

9.5  Doubt as to Beneficiaries

     . If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to withhold such payments until the matter is resolved to the Committee's satisfaction, and/or to require indemnification.

9.6  Discharge of Obligations

     . The payment of benefits under the Plan to a Participant or Participant's Beneficiary shall fully and completely discharge the Company and the Participant's Employer from all obligations under this Plan with respect to the deceased Participant and all of his Beneficiaries and any others that may be entitled to such benefits.

                           ARTICLE 10

                        Leave of Absence

10.1 Paid Leave of Absence

     . If a Participant is authorized by the Company to take a paid leave of absence, the Participant shall continue to be considered employed by the Employer and the Base Annual Salary and Annual Bonus deferred by the Participant shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

10.2 Unpaid Leave of Absence

     . If a Participant is authorized by the Company to take an unpaid leave of absence, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year.

                           ARTICLE 11

             Termination, Amendment or Modification

11.1 Termination

     . The Company reserves the right to terminate the Plan at any time. Prior to a Change in Control, the Committee shall have the right, at its sole discretion, and notwithstanding any elections made by the Participant to pay the then outstanding Account Balance in a lump sum. After a Change in Control the Company shall be required to pay such benefits in a lump sum.

11.2 Amendment

     . The Board may, at any time, amend or modify the Plan in whole or in part, provided, however, that no amendment or modification shall decrease or restrict a Participant's Account Balance at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect the payment of benefits to any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

11.3 Effect of Payment

     . The full payment of the applicable benefit under Articles 4, 5, 6 or 7 of the Plan shall completely discharge all obligations to a Participant under this Plan and the Plan Agreement, and the Participant's Plan Agreement shall terminate.

                           ARTICLE 12



                         Administration

12.1 Committee Duties

     . This Plan shall be administered by the Committee or its delegates. The Committee shall also have the discretion and authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. A majority of the Committee shall constitute a quorum and a majority of the members present at any meeting at which a quorum is present or acts approved in writing or in a telephone meeting by all of the members shall constitute a decision by the entire Committee.

12.2 Agents

     . In the administration of this Plan, the Committee may, from time to time, delegate to such persons as it deems appropriate such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Company or a subsidiary.

12.3 Binding Effect of Decisions

     . The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 Indemnification

     . The Company shall indemnify and hold harmless the named fiduciaries and any officers or employees of the Company and its subsidiaries to which fiduciary responsibilities have been delegated from and against any and all liabilities, claims, demands, costs and expenses including attorneys fees, arising out of an alleged breach in the performance of their fiduciary duties under the Plan and ERISA, other than such liabilities, claims, demands, costs and expenses as may result from the gross negligence or willful misconduct of such person. The Company shall have the right, but not the obligation, to conduct the defense of such person in any proceeding to which this paragraph applies.

                           ARTICLE 13

                        Claims Procedures

13.1 Presentation of Claim

     . Any Participant or Beneficiary of a deceased Participant may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2 Notification of Decision

     .   The Committee shall consider a Claimant's claim within a
     reasonable time, and shall notify the Claimant in writing:

     (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

(b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
 (i) the specific reason(s) for the denial of the claim, or any part of it;

(ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii) a description of any additional material or information necessary for the Claimant to clarify or perfect the claim, and an explanation of why such material or information is necessary; and
(iv) an explanation of the claim review procedure set forth in
Section 13.3 below.
13.3 Review of a Denied Claim

     . Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.
     Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

     (a)  may review pertinent documents;

(b)  may submit written comments or other documents; and/or
(c) may request a hearing, which the Committee, in its sole discretion, may grant.
13.4 Decision on Review

     . The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant and it must contain:

     (a)  specific reasons for the decision;

(b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and
(c)  such other matters as the Committee deems relevant.
13.5 Legal Action

     .   A Claimant's compliance with the foregoing provisions of
     this   Article   13  is  a  mandatory  prerequisite   to   a
     Participant's right to commence any legal action with respect to any claim for benefits under this Plan.

                           ARTICLE 14

                          Miscellaneous

14.1 Unsecured General Creditor

     . Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company or an Employer. Any and all of the Company's assets shall be, and remain, its general, unpledged and unrestricted assets. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

14.2 Employer's Liability

     .   An  Employer  other  than  the  Company  shall  have  no
     liability to a Participant or a Participant's Beneficiary for payment of any benefits under the Plan.

14.3 Company's Liability

     . Amounts payable to a Participant on his Account Balance under Article 3 shall be paid from the general assets of the Company (including without limitation the assets of any trust established to fund payment of obligations hereunder) exclusively.

14.4 Nonassignability

     . Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

14.5 Not a Contract of Employment

     . The terms and conditions of this Plan nor any actions taken hereunder shall not be deemed to constitute a contract of employment between the Company or an Employer and the Participant, nor give Participant any right to be retained as an employee of the Company or its subsidiaries. Such employment relationship can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement. This Plan shall only create a contractual obligation on the part of the Company, and shall not be construed as creating a trust or any fiduciary relationship.

14.6 Furnishing Information

     . A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

14.7 Captions

     .   The captions of the articles, sections and paragraphs of
     this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

14.8 Governing Use

     .   The  provisions  of  this Plan shall  be  construed  and
     interpreted   according  to  the  laws  of  the   State   of
     California.

14.9 Pronouns

     .   Masculine pronouns wherever used shall include  feminine
     pronouns.

14.10     Notice

     .  Any notice or filing required or permitted to be given to the  Committee  under this Plan shall be  sufficient  if  in
     writing  and  hand-delivered,  or  sent  by  registered   or
     certified mail, return receipt requested, to:

               Consolidated Freightways Corporation
               Compensation Committee
               Deferred Compensation Plan for Executives
               16400 SE CF Way
               Vancouver, WA 98683

     Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

     Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

14.11     Successors

     . The provisions of this Plan shall be binding upon and inure to the benefit of the Participant's Company and its successors and assigns and the Participant, the Participant's Beneficiaries, and their permitted successors and assigns.

14.12     Spouse's Interest

     . The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

14.13     Incompetent

     . If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate and/or such indemnification of the Committee, the Company and the Participant's Employer and security, as it deems appropriate, in its sole discretion, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

14.14     Distribution in the Event of Taxation

     . If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of assets sufficient to meet the Participant's tax liability (including additions to tax, penalties and interest). Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Company shall distribute to the Participant immediately available funds in an amount equal to that Participant's federal, state and local tax liability associated with such event of taxation (which amount shall not exceed a Participant's accrued benefit under the Plan), such tax liability shall be measured by using that Participant's then current highest federal, state and local marginal tax rate, plus the rates or amounts for the applicable additions to tax, penalties and interest. If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall reduce the benefits to be paid under this Plan.

14.15     Legal Fees To Enforce Rights

     .   If  the  Company has failed to comply with  any  of  its
     obligations under the Plan or any agreement thereunder or, if the Company, the Participant's Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any
     Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel of his choice and agrees to pay the reasonable legal fees and expenses of the Participant incurred in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction, provided that such Participant prevails in such action.

14.16     Payment of Withholding

     . As a condition of receiving benefits under the Plan, the Participant shall pay the Company and/or the applicable Employer not less than the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or entitlement to benefits hereunder. The Company may withhold taxes from any benefits paid and/or from Base Annual Salary or Annual Bonus, in its sole discretion.

14.17     Coordination with Other Benefits

     . The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company and its subsidiaries. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. In no event shall distributions under the Plan prior to Retirement have the effect of increasing payments otherwise due under the various retirement plans of the Company and its subsidiaries.

     IN WITNESS WHEREOF, the Company has signed this Amended Plan as of November 13, 2000.


                              Consolidated Freightways Corporation



                              By:  /s/Stephen D. Richards
                                   Stephen D. Richards
                              Its: Senior Vice President